                                                                     EXHIBIT 4.1


                          SECURITIES PURCHASE AGREEMENT


         This Securities Purchase Agreement (the "Agreement") is entered into as of February 15, 2000 (the "Execution Date"), between Cell Therapeutics, Inc., a Washington corporation (the "Company"), and the investors set forth on the signature page hereto (each an "Investor" and collectively the "Investors").

WHEREAS:

         The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         The Company desires to issue and sell to each Investor and each Investor desires to purchase the number of shares of common stock, no par value per share (the "Common Stock") set forth opposite such Investor's name on Exhibit A attached hereto, with each share having a purchase price of Twelve Dollars ($12.00); and

         Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), providing for the registration of the Shares (as herein defined).

         NOW THEREFORE, the Company and Investor hereby agree as follows:

I. PURCHASE AND SALE OF SECURITIES.

         (a) Sale of Common Stock. Subject to the terms and conditions hereof,
             --------------------
the Company shall issue and sell to each Investor and each Investor agrees to purchase from the Company, the number of shares of Common Stock set forth opposite such Investor's name on Exhibit A (collectively, together with any Common Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Shares") each with a purchase price of Twelve Dollars ($12.00) per share (the "Purchase Price"). One (1) Share will be issued to each Investor for each $12.00 provided by the Investor to the Company.

         (b) Closing. Subject to the terms set forth in this Agreement, the
             -------
issuance, sale and purchase of the Common Stock shall be consummated in a single closing (the "Closing").

         (c) Payment. At the Closing each Investor shall pay the Purchase Price
             -------
for the Shares being acquired by it by wire transfer to "State Street Bank & Trust Company, N.A., "Escrow Agent," F/B/O Cell Therapeutics, Inc.", in accordance with the Company's written wiring instructions, against delivery of the appropriate amount of duly executed stock certificates and the items required by Section 7 for the same and the Company shall deliver such Shares against delivery of such Purchase Price.

         (d) Closing Date. Subject to the satisfaction of the conditions set
             ------------
forth in Sections 6 and 7 below, the date and time of the issuance, sale and purchase of Shares pursuant to this Agreement shall be February 22, 2000 or such other date as the Company and the Investor may mutually agree. Each Closing shall occur at 9:30 p.m. local time, at the offices of the Company. The date of a Closing hereunder is hereinafter referred to as a "Closing Date."


II. INVESTOR'S REPRESENTATIONS AND WARRANTIES. Each Investor, severally, and not jointly, represents and warrants to the Company that, as of the date hereof:

         (a) Investment Purpose. Such Investor is purchasing the Shares for its
             ------------------
own account as principal for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act. By making this representation, such Investor does not represent that it will hold such Shares for any period of time.

         (b) Accredited Investor Status. Such Investor is an "accredited
             --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D and has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares. The Company has completed the Investor Questionnaire (the "Investor Questionnaire") attached hereto as Exhibit C, and the information contained therein is accurate.

         (c) Prior Investment Experience. The Investor hereby acknowledges and
             ---------------------------
represents that (i) the Investor has prior investment experience, including investment in Shares which are non-listed, unregistered and/or not traded on the Nasdaq National or SmallCap Market, a national stock exchange nor on the NASD's automated quotation system for actively traded stocks, or the Investor has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Investor and to all other prospective investors in the Shares and to evaluate the merits and risks of such an investment on the Investor's behalf; (ii) the Investor recognizes the highly speculative nature of this investment; and (iii) the Investor is able to bear the economic risk which the Investor hereby assumes. The Investor hereby represents that the Investor, either by reason of the Investor's business or financial experience or the business or financial experience of the Investor's professional advisors, has the capacity to protect the Investor's own interests in connection with the transaction contemplated hereby.

         (d) Reliance on Exemptions. Such Investor understands that the Shares
             ----------------------
are being offered and sold to it in reliance upon Rule 506 of Regulation D of the 1933 Act as a specific exemption from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, covenants, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

         (e) Acknowledgement of Risks. The Investor recognizes that the purchase
             ------------------------
of Shares involves a high degree of risk including, but not limited to, the following: (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (ii) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) the Investor may not be able to liquidate his/its investment; (iv) transferability of the Common Stock is extremely limited; (v) in the event of a disposition of the Common Stock, the Investor could sustain the loss of his/its entire investment and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

         (f) Information. Such Investor and its advisors, if any, have been
             -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor or its advisors. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what such Investor believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by such Investor or any of its advisors or representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in Section 3 below. Such Investor understands that its investment in the Shares involves a significant degree of risk.

         (g) Governmental Review. Such Investor understands that no United
             -------------------
States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

         (h) Transfer or Resale. Such Investor understands that (i) except as
             ------------------
provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (1) subsequently included in an effective registration statement thereunder, (2) the Investor shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably satisfactory to the Company) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (3) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")), (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if Rule 144 is not applicable, any resale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the "SEC" thereunder, and (iii) neither the Company nor any other person is under any obligation to register such Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

         (i) Legends. Such Investor understands that until such time as the
             -------
Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

           (i)   The following legend under the 1933 Act:

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED";

           (ii) The Shares shall not contain the legend set forth above at any time while a registration statement filed pursuant to the Registration Rights Agreement is effective under the 1933 Act or, in the event there is not such an effective registration statement, at such time, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company agrees that, in the event any Shares are issued with a legend in accordance with this
     Section 2(i)(2), it will, within three (3) trading days after request therefor by such Investor, provide such Investor with a certificate or certificates representing such Shares, free from such legend at such time as such legend would not have been required under this Section 2(h)(2) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

     (i)   Authorization; Enforcement. Such Investor represents and warrants
           --------------------------
to the Company that (i) such Investor has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement, and
(ii) this Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (2) as limited by equitable principles generally and (iii) to the extent that indemnification provisions in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

     (j)   No Legal, Tax or Investment Advice. Such Investor understands that
           ----------------------------------
nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with this Agreement and all exhibits hereto and the transactions contemplated herein and therein.

     (k)   Residency. Such Investor is a company organized under the laws of the
           ---------
jurisdiction set forth opposite such Investor's name on it's the signature page.


III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and
     ---------------------------------------------
warrants to the Investor that, except as set forth in the Schedule of Exceptions attached hereto as Exhibit D, as of the date hereof:

     (a)   Organization and Qualification. The Company is duly organized,
           ------------------------------
validly existing and in good standing under the laws of Washington, with requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted and/or proposed to be conducted. The Company and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have an Adverse Effect. For purposes of this Agreement, "Adverse Effect" means with respect to the Company and its subsidiaries, taken as a whole, any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the Company and its subsidiaries taken as a whole or impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents. "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement, and the Investor Questionnaire.

     (b)   Authorization; Enforcement. The Company has all requisite legal and
           --------------------------
corporate power and has taken all requisite corporate action to execute and deliver this Agreement and the Registration Rights Agreement to sell and issue the Shares and to carry out and perform all of its obligations under the Transaction Documents. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under the Transaction Documents has been taken. Each of the Transaction Documents constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally and (iii) to the extent that indemnification provisions in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

     (c) Capitalization. [TO BE PROVIDED BY CTIC] The authorized capital
         --------------
stock of the Company consists of 100,000,000 shares of common stock, no par value per share, of which there were 17,758,838 shares issued and outstanding as of January 31, 2000, and 10,000,000 shares of Preferred Stock, $0.01 par value per share, 10,000 of which shares have been designated as Series A Preferred Stock and are issued and outstanding. All outstanding shares of

Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, free of any liens or encumbrances and are not subject to preemptive rights. As of January 31, 2000, the Company had reserved 3,836,715 shares of Common Stock for issuance to employees, directors and consultants pursuant to the 1994 Amended and Restated CTI Stock Option Plan, of which 233,752 shares have been issued pursuant to option exercises, and 2,994,318 shares of Common Stock are subject to outstanding, unexercised options. As of September 17, 1999, the Company had reserved 285,714 shares of Common Stock for issuance to employees pursuant to the 1996 CTI Employee Stock Purchase Plan (together with the Stock Option Plan, the ("CTI Plans"), of which 151,780 shares have been issued to employees. Other than as set forth in the Schedule of Exceptions, the CTI Plans, the SEC Documents or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     (d)   Issuance of Shares. The Shares are duly authorized and, upon
           ------------------
issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. Based in part upon the representations of the Investor in this Agreement, the offer, sale and issuance of the Common Stock will be made in compliance with all applicable federal and state securities laws.

     (e)   No Conflicts. The execution, delivery and performance of the
           ------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Company's Certificate of Incorporation or Bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of (with or without notice, lapse of time or both), any indenture, mortgage, lease or other agreement or instrument, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (in each case except for such conflicts, defaults, terminations, accelerations, cancellations and violations that are not reasonably likely to, individually or in the aggregate, have an Adverse Effect).

     (f)   Accuracy of Reports; Financial Statements. All reports required to
           -----------------------------------------
be filed with the SEC by the Company during the twelve (12) month period preceding the date hereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "SEC Documents"), have been duly and timely filed, were in substantial compliance with the requirements of the 1933 Act and Exchange Act when filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). Except as set forth in the SEC Documents, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Company or in the notes thereto.

     (g)   Changes. Since September 30, 1999, there has not been (a) any
           -------
incurrence by the Company of any material liability, absolute or contingent, or
(b) any event or condition of any character that has materially and adversely affected or might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted). There is no material liability or contingency of the Company that is not disclosed in the SEC Documents. [SHOULD INCLUDE POLARX ON THE SCHEDULE OF EXCEPTIONS.]

     (h)   Governmental Consents, etc. No consent, approval or authorization of
           --------------------------
or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Transaction Documents, or the consummation of any other transaction contemplated hereby and thereby, except such filings as may be required to be made with the SEC, the National Association of Securities Dealers, Inc. ("NASD") the Nasdaq National Market (the "NADDAQ"), such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") and filings with governmental authorities for purposes of effecting compliance with the securities and blue sky laws in the states in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws. The Company has not received any delisting notices, notice of violation or similar inquiry regarding its eligibility for listing from the NASDAQ.

     (i)   Litigation. There is no pending or, to the best of the Company's
           ----------
knowledge, threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets, taken as a whole, may be bound, nor is the Company aware of any basis therefor, which Litigation, if adversely determined, would have an Adverse Effect.

     (j)   Patents and Trademarks. To its knowledge, except as disclosed in the
           ----------------------
SEC Documents, the Company owns or possesses the right to use to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without infringement of any rights of a third party. Except as is disclosed in the SEC Documents, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, which violation would have an Adverse Effect on the Company. Except as disclosed in the SEC Documents, the Company has not granted (nor has the Company licensed from a third party) any material rights to or licenses to its patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes.

     (k)   Registration Rights. Except for the registration rights granted in
           -------------------
connection with the (i) license of PG-Taxol; (ii) the acquisition of PolaRx BioPharmaceuticals, Inc.; and (iii) the sale of the Series A Preferred Stock, there are no outstanding obligations of the Company to register the securities of a third party.

     (l)   Disclosure. No representation or warranty of the Company contained
           ----------
in any Transaction Documents or the exhibits attached thereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading. The Company confirms that it has not provided the Investors or their agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Investors shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     (m)   Solvency; No Default. The Company has sufficient funds and cash flow
           --------------------
to pay its debts and other liabilities as they become due, and the Company is not in default with respect to any material debt or liability.

     (n)   No Default or Violation. Neither the Company nor any subsidiary is in
           -----------------------
violation of or default under any provision of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any subsidiary), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of (a) its Certificate of Incorporation or Bylaws, or (b) any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise or license to which it is a party or by which it is bound or (c) any federal or state judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, except with respect to clauses (b) and (c) above, such violations or defaults as would not have an Adverse Effect.

     (o)   Eligibility. The Company is eligible and meets the requirements to
           -----------
register for resale on Form S-3 under the 1933 Act.


IV.  COVENANTS.

     (a)   Best Efforts. The parties shall use their commercially reasonable
           ------------
best efforts to satisfy timely each of the conditions described in Section 6 and
Section 7 of this Agreement.

     (b)   Form D; Blue Sky Laws. The Company agrees to file a Form D with
           ---------------------
respect to the Shares as required under Regulation D and to provide a copy thereof to the Investors promptly after such filing. The Company shall qualify the Shares for sale to the Investors pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Investor.

     (c)   Listing. The Company shall, no later than fourteen (14) business days
           -------
after the Closing Date, secure the listing of the Underlying Shares upon the NASDAQ and each national securities exchange or automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Underlying Shares. The Company will obtain and maintain the listing and trading of its Common Stock on the NASDAQ, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange as may then be applicable, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD.

     (d)   Transfer of Shares by Investor.
           ------------------------------

           (i) As set forth in this Section 4(i), each Investor shall have limited rights to transfer the Shares before they are registered under the 1933 Act or transferable under Rule 144. Once the Shares are registered under the 1933 Act or transferable under Rule 144, each Investor may transfer the Shares as permitted by federal and state securities laws. Prior to such time, each Investor may transfer the Shares solely to (A) an Affiliate of the Investor (as such term is defined in Rule 405 under the 1933 Act), (B) an entity solely in connection with charitable contributions by the Investor or (C) an individual or entity solely for estate planning purposes, provided that written notice is provided to the Company five (5) business days prior to any such assignment and immediately following such assignment the further disposition of such Shares by the transferee or assignee is restricted under the 1933 Act and the transferee or assignee agrees in writing to be bound by all of the provisions of this Agreement. All other transfers of the Shares are prohibited unless such Investor has obtained the Company's prior written consent.

           (ii) At least five (5) business days prior to the date it intends to transfer Shares in a private transaction, an Investor shall deliver to the Company a written notice (the "Transfer Notice") stating: (A) the Investor's bona fide intention to sell or otherwise transfer the Shares;
     (B) the name and address of each permitted proposed purchaser or other transferee ("Proposed Transferee"); (C) the quantity of Shares to be transferred to each Proposed Transferee; and (D) the terms and conditions of each proposed sale or transfer, including the price. Any such sale or other transfer shall be consummated within 30 days after the date of the Transfer Notice. Any such sale or other transfer shall be effected in accordance with any applicable securities laws and the Proposed Transferee shall agree in writing that the provisions of this Section 4(e) and the remaining restrictions and conditions contained in this Agreement shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Transfer Notice are not transferred to the Proposed Transferee within such period, a new Transfer Notice shall be given to the Company before any Shares held by the Investor may be sold or otherwise transferred.

      (f)  Transactions with Affiliates. The Company agrees that to the extent
           ----------------------------
it engages in transactions with Affiliates, it will do so upon fair and reasonable terms, as if the transaction were with an unaffiliated party.


V. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the relevant Investor, for the Shares purchased by such Investor (the "Irrevocable Transfer Agent Instructions"). Subsequent to the registration of the Underlying Shares under the 1933 Act and Section 2 of the Registration Rights Agreement, no such certificates shall bear the restrictive legend specified in Section 2(i) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(h) hereof will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way the Investor's obligations and agreement set forth in Section 2(i) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares.


VI. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company hereunder to issue and sell the Common Stock to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, respectively, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

     (a)   Representations and Warranties Correct. The representations and
           --------------------------------------
warranties made by the Investor in this Agreement hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had first been made on and as of the Execution Date and such Closing Date, respectively except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same effect as though such representations and warranties had first been made on and as of the applicable Closing Date.

     (b)   Performance. All covenants, agreements and conditions contained in
           -----------
this Agreement to be performed by the Investor on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.

     (c)   Execution of Documents. The Investor shall have executed this
           ----------------------
Agreement and the Registration Rights Agreement and delivered the same to the Company. As of the Closing Date, each such agreement shall remain in full force and effect.

     (d)   No Order Pending. There shall not then be in effect any order
           ----------------
enjoining or restraining the transactions contemplated by this Agreement.

     (e)   No Law Prohibiting or Restricting Such Sale. There shall not be in
           -------------------------------------------
effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares (except as otherwise provided in this Agreement).


VII. CONDITIONS TO INVESTOR'S OBLIGATIONS. The obligation of each Investor hereunder (i) to execute this Agreement and (ii) to purchase the Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are such Investor's sole benefit and may be waived by Investor at any time in its sole discretion:

     (a)   Representations and Warranties Correct. The representations and
           --------------------------------------
warranties made by the Company in Section 4 shall be true and correct in all material respects on and as of the Execution Date or the Closing Date, respectively, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same effect as through such representations and warranties had been made on and as of the Execution Date or the Closing Date, respectively, except in all cases where the failure of such representations and warranties to be so true and correct would not (with respect to representations and warranties not qualified by an Adverse Effect clause), individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company and its subsidiaries, taken as a whole.

     (b)   Performance. All covenants, agreements and conditions contained in
           -----------
the Transaction Documents to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     (c)   Execution of Documents. The Company shall have executed this
           ----------------------
Agreement, the Registration Rights Agreement and delivered the same to the Investor. As of the Closing Date each such agreement shall remain in full force and effect.

     (d)   No Order Pending. There shall not then be in effect any order
           ----------------
enjoining or restraining the transactions contemplated by this Agreement.

     (e)   No Law Prohibiting or Restricting Sale. There shall not be in
           --------------------------------------
effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares (except as otherwise referenced in this Agreement).

     (f)   Legal Opinion. The Investor shall have received an opinion of the
           -------------
Company's counsel, dated as of the Closing Date, in substantially the form as Exhibit E attached hereto.

     (g)   Compliance Certificate. The Company shall have delivered to each
           ----------------------
Investor on the Closing Date a certificate executed by a duly authorized officer, dated the applicable Closing Date, and certifying to the fulfillment of the conditions specified in Sections 7(a) and 7(b).

     (h)   Insolvency. The Company is not insolvent and no Insolvency Proceeding
           ----------
has been commenced by or against the Company. As used herein, "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     (i)   Reporting Status. The Company shall have filed all reports required
           ----------------
to be filed with the SEC pursuant to the Exchange Act, and the Company's status as an issuer required to file reports under the Exchange Act shall be effective.


VIII. GOVERNING LAW; MISCELLANEOUS.

      (a)  Governing Law. This Agreement and all acts and transactions pursuant
           -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

      (b)  Counterparts; Signatures by Facsimile. This Agreement may be executed
           -------------------------------------
in counterparts and each such counterpart shall be deemed an original for all purposes. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      (c)  Captions and Headings. The captions and headings of this Agreement
           ---------------------
are for convenience and ease of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      (d)  Severability. If any term, provision, covenant or restriction of
           ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      (e)  Entire Agreement; Amendment. This Agreement, the Registration
           ---------------------------
Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against which enforcement of any such amendment, waiver, discharge or termination is sought.

      (f)  No Third Party Rights. Nothing in this Agreement shall create or be
           ---------------------
deemed to create any rights in any person or entity not a party to this Agreement.

      (g)  Survival. Unless otherwise set forth in this Agreement, the
           --------
warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

      (h)  Publicity. Each Investor and the Company shall not issue any public
           ---------
statement concerning the transactions contemplated by this Agreement without the prior written consent of the parties named in such public statement not to be unreasonably withheld; provided, however, that the parties may disclose the transaction or the terms hereof or thereof from time to time without the approval of the party whose name is disclosed if (i) such approval has been requested and not received and such party concludes (after consulting with counsel) that it is required by law to disclose the transaction or the terms thereof or (ii) to the extent that similar disclosure has been previously approved pursuant to this Section 8(h). In addition, with respect to any press releases issued by the Company, the Company shall provide copies to the Investors prior to public dissemination thereof and shall consider Investors' comments to such press release, if any, in good faith.

      (i)  No Strict Construction. The language used in this Agreement will be
           ----------------------
deemed to be the language chosen by the parties o express their mutual intent, and no rules of strict construction will be applied against any party.

      (j)  Costs and Expenses. Each party hereto shall pay its own costs and
           ------------------
expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

      (k)  Brokers. The Company has not engaged, consented to or authorized any
           -------
broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement, except for Paramount Capital, Inc. The Company hereby agrees to indemnify and hold harmless each Investor and its respective Affiliates from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

      (l)  Notices. Any notices required or permitted to be given under the
           -------
terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

           If to the Company:

           Cell Therapeutics, Inc.
           201 Elliott Avenue West, Suite 400
           Seattle, Washington 9811

           Attention: James Bianco, Chief Executive Officer
           Facsimile: (206) 284-6114

           With copy to:
           Wilson Sonsini Goodrich & Rosati
           975 Page Mill Road
           Palo Alto, California  94304
           Facsimile: (650) 461-5375
           Attention: Michael J. Kennedy, Esq.

           If to Investor at its address set forth on its signature page.

      Each party shall provide notice to the other party of any change in address.

      (m)  Successors and Assigns. This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (n)  Remedies. In addition to being entitled to exercise all rights
           --------
provided herein or granted by law, including recovery of damages, each Investor will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The Company and each Investor agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Agreement to be duly executed as of the date first above written.


CELL THERAPEUTICS, INC.                    INVESTOR:____________________________


By:______________________________          By:__________________________________
   Name: James Bianco                      Name:________________________________
   Title: Chief Executive Officer          Title:_______________________________
                                           Address:_____________________________
                                                   _____________________________
                                                   _____________________________
                                           Tel:_________________________________
                                           Fax:_________________________________
                                           Soc. Sec./
                                           or Tax I.D.__________________________